Exhibit 99

GTA –IB, LLC

UNAUDITED PRO FORMA  CONDENSED CONSOLIDATED

BALANCE SHEET AS OF JUNE 30, 2004

(in thousands)

	Historical				Pro Forma
	GTA-IB, LLC	Resort operations	Adjustments		Combined Amounts

ASSETS
Current Assets	$	$6,527	$1,965	(1)(2)	$8,492
Intangibles – net		11,171	7,366	(3)	18,537
Property and equipment – net		36,838	(7,988	)(3)	28,850
Other assets		5,757	(3,303	)(3)	2,454
Total assets		60,293	(1,960)		58,333

LIABILITIES
Debt		78,975	(78,975	)(4)
Accounts payable and other liabilities		8,228	(118	)(5)	8,110
Accrued interest		28,312	(28,312	)(4)
Due to related parties			2,000	(1)
			39,240	(4)
		2,398	(2,398	)(6)	41,240
Other long-term liabilities		10,265	(5,913	)(7)	4,352
Long-term refurbishment		6,961	(2,330	)(8)	4,631
Deferred incomes taxes		1,255	(1,255	)(10)
Total liabilities		136,394	(78,061)		58,333

Commitments and contingencies
Shareholder’s/member’s equity(deficit)
Common stock, $1 par, 5,000 shares authorized, issued and outstanding		4,582	(4,582	)(9)
Paid-in capital		(8,711)	8,711	(9)
Accumulated deficit		(71,972)	71,972	(1-10)
Total shareholder’s/member’s (deficit) retained earnings		(76,101)	76,101
Total liabilities and shareholder’s/member’s deficit	$	$60,293	$(1,960)		$58,333

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GTA — IB, LLC

UNAUDITED PRO FORMA  CONDENSED CONSOLIDATED

STATEMENT OF NET LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(in thousands)

	Historical				Pro forma
	GTA-IB, LLC	Resort operations	Adjustments		Combined Amounts

Revenues
Resort facilities	$	$6,447	$		$6,447
Food and beverage		5,696			5,696
Golf		6,869			6,869
Other		2,865			2,865
Total revenues		21,877			21,877

Costs and Operating Expenses
Resort facilities		5,280			5,280
Food and beverage		4,379			4,379
Golf.		3,850			3,850
Other		4,577			4,577
General & administrative		2,632	161	(1)	2,793
			2,298	(2)
Depreciation and amortization		1,495	(1,495	)(2)	2,298
Total expenses		22,213	964		23,177

Operating loss		(336)	(964)		(1,300)

Other expense
			(4,561	)(3)
Interest expense		4,735	460	(4)	634
Net loss	$	$(5,071)	$3,137		$(1,934)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

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GTA – IB, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF NET LOSS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands)

	Historical				Pro forma
	GTA-IB, LLC	Resort operations	Adjustments		Combined Amounts

Revenues
Resort facilities	$	$11,786	$		$11,786
Food and beverage		11,214			11,214
Golf		10,874			10,874
Other		5,062			5,062
Total revenues		38,936			38,936

Costs and Operating Expenses
Resort facilities		10,169			10,169
Food and beverage		8,037			8,037
Golf		7,157			7,157
Other		8,284			8,284
General & administrative		4,640	234	(1)	4,874
			3,976	(2)	3,976
Depreciation and amortization		2,998	(2,998	)(2)
Total expenses		41,285	1,212		42,340
Operating loss		(2,349)	(1,212)		(3,561)

Other expenses
			(9,116	)(3)
Interest expense		9,116	753	(4)	753
Net loss	$	$(11,465)	$7,151		$(4,314)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

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GTA – IB, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA

FINANCIAL STATEMENTS

I.                                         BASIS OF PRESENTATION

GTA-IB, LLC (the “Company”) was formed as a wholly-owned subsidiary of the Golf Trust of America, Inc. (“GTA”) for the purpose of completing the transactions described in Item 2.01 herein.  On July 15, 2004 the Company took title to the Westin Innisbrook Golf Resort (the “Resort”) through a negotiated settlement agreement (the “Settlement Agreement”) resolving a default on a participating mortgage loan under which the Company’s affiliate Golf Trust of America, L.P. (the “GTA Operating Partnership”) was the lender. Before the Settlement Agreement, the Resort was owned by Golf Host Resorts, Inc. and served as collateral under this participating mortgage loan.  The accompanying historical financial statements at June 30, 2004 are presented in accordance with the basis of the predecessor owner (the borrower under the participating mortgage loan).

The accompanying unaudited pro forma  balance sheet as of June 30, 2004 gives effect to the acquisition of the Resort and related operations, as described in Item 2.01 herein, as if the acquisition had occurred on that date. The accompanying unaudited pro forma  statements of net loss for the six months ended June 30, 2004 and the year ended December 31, 2003 give effect to the acquisition of the Resort and its related operations, as described in Item 2.01, as if it had occurred on January 1, 2003.

The Company preliminarily determined the estimated fair values of the assets and liabilities using the methods of accounting consistent with Financial Accounting Statement 141 for purchase accounting.  The unaudited pro forma  financial statements are subject to a number of estimates, assumptions and other uncertainties, including the allocation of the purchase price, and do not purport to be indicative of the actual financial position or results of operations or changes in net assets that would have occurred had the transaction reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial condition that may be achieved in the future.

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II.                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2004

The unaudited pro forma condensed consolidated condensed balance sheet gives effect to the transaction as if it occurred on June 30, 2004.

(1)                                  Reflects the loan from Elk Funding, L.L.C. of $2.0 million to the GTA Operating Partnership that was provided to fund the Resort concurrently with the closing of the Settlement Agreement.  The loan was made to the GTA Operating Partnership, which then funded the Company.

(2)                                  Reflects the elimination of approximately $35,000 in certain prepaid expenses paid by the predecessor owner that have no continuing  value to the Company.

(3)                                  Reflects the adjustment to the predecessor owner’s carrying amounts of the property, plant and equipment and the intangible assets of the Resort including the predecesor owner’s investment in the refurbishment of the individually owned condominium rental pool units at the Resort to reflect these assets at their estimated fair value. The adjustment to Other Assets also reflects $2,200,000 representing the contingent asset that the Company acquired in the Settlement Agreement related to sharing rights in the proceeds from the sale of Parcel F and the elimination of approximately $873,000 in GTA common stock held by the borrower and cancelled pursuant to the Settlement Agreement. The adjustment to Other Assets also reflects $2,200,000 representing the contingent asset that the Company acquired in the settlement related to sharing rights in the proceeds from the sale of Parcel F.  The following is a table summarizing the estimated fair values of the identifiable intangibles acquired and the expected amortization periods for such intangibles:

Intangible Assets	Estimated Fair Value	Amortization Period
Water Contract	$2,300,000	N/A, renewable in to perpetuity
Rental Pool	8,237,000	89.5 months
Guest Bookings	1,100,000	Less than 24 months
Club Memberships	4,400,000	144 months
Trade Name	2,500,000	N/A, renewable in to perpetuity
Total Intangible Assets	$18,537,000

(4)                                  Reflects the elimination of the predecessor owner’s carrying amounts as of June 30, 2004 of  the participating mortgage loan and related accrued interest for which the Resort was pledged as collateral and replaces such carrying amounts with the estimated fair value of the participating mortgage loan assumed by the Company payable to the GTA Operating Partnership at its estimated fair value based current facts and circumstances including, among others, recent valuations and appraisals.  Pursuant to the terms of an amendment to the participating mortgage loan, the loan now outstanding between the Company and the GTA Operating Partnership (as of July 15, 2004) is $39.240 million. The loan is now non-interest bearing.

(5)                                  Reflects the adjustment to the predecessor owner’s carrying value of the accounts payable due to Troon Golf L.L.C. (“Troon”) to reflect this liability at the estimated fair value using a net present value calculation.   This liability represents the liability for unpaid management fees from prior periods.

(6)                                  Reflects the adjustment of related-party amounts related to the prior owner and its affiliates which are not an obligation of the Company.

(7)                                  Reflects the adjustment to the carrying value of the accounts payable due to Westin Management Company South (“Westin”) based on the settlement reached with Westin pursuant to a management agreement with Westin (the “Management Agreement”), and to reflect this liability at the estimated fair value using a net present value calculation.   This liability represents the termination rights fee that will be due to Westin upon termination by the Company of the Management Agreement, attached to this Current Report on Form 8-K as Exhibit 10.4, pursuant to its terms.

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(8)                                  Reflects the adjustment to the carrying value of the accounts payable due to certain condominium owners who participate in the rental pool to reflect this liability at the estimated fair value using a net present value calculation.   This liability represents the estimated fair value of the reimbursement payable to certain condominium owners for expenses related to the refurbishment of their rental pool condominium units pursuant to the master lease agreement.

(9)                                  Reflects the elimination of the capital accounts of the predecessor owner.

(10)                            Reflects reversal of the predecessor owner’s deferred income tax liability which are not assumed by the Company.

III.                                 UNAUDITED PRO FORMA CONDENSED CONSOLDATED STATEMENTS OF NET LOSS FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND FOR THE YEAR ENDED  DECEMBER 31, 2003

(1)                                  Reflects the revised management fees pursuant to the Management Agreement and the facility management agreement with Troon, attached to this Current Report on Form 8-K as Management Agreement and the facility Exhibits 10.4 and 10.6, respectively.

(2)                                  Reflects the reversal of the predecessor owner’s depreciation and amortization on the assets of the Resort and reflects the Company’s depreciation and amortization of the assets based on their estimated fair value.  See note II.3 above for further discussion.

(3)                                  Reflects the reversal of the  interest expense on the predecessor owner’s participating mortgage loan.  See note II.4 above for further discussion.

(4)                                  Reflects accretion expense for the Westin, Troon and Refurbishment liabilities based on their estimated  fair value.   These liabilities are recorded at their estimated fair value determined using a net present value calculation.

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Golf Host Resorts, Inc. and Subsidiary

Financial Statements

December 31, 2003 and 2002

Report of Independent Certified Public Accountants

To the Shareholder and Board of Directors of

Golf Host Resorts, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholder’s deficit and of cash flows present fairly, in all material respects, the financial position of Golf Host Resorts, Inc. and subsidiary at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended  December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 of the notes to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative working capital and has a shareholder’s deficit that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 1 and 6.  Additionally, as described in Notes 6 and 9, the Company has defaulted under the terms of its debt agreement and its parent, Golf Host, Inc., is a defendant to a class action lawsuit wherein the plaintiffs allege breaches of contract by the Company.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PricewaterhouseCoopers, LLP
Tampa, Florida
March 30, 2004

Golf Host Resorts, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash	$—	$—
Restricted cash	2,489,761	2,520,849
Accounts receivable, net	1,578,294	2,069,962
Other receivables	120,966	61,554
Inventories and supplies	1,348,526	1,157,792
Prepaid expenses and other assets	350,161	514,493
	5,887,708	6,324,650
Intangibles, net	11,602,195	12,463,987
Property and equipment, net	37,164,124	38,025,063
Other assets	6,279,340	5,701,950
Total assets	$60,933,367	$62,515,650
Liabilities and Shareholder’s Deficit
Current liabilities
Cash overdrafts	$—	$69,846
Debt due within one year	78,975,000	79,003,552
Accounts payable	4,501,132	4,973,036
Accrued payroll costs	885,531	893,224
Accrued interest	23,751,133	14,538,319
Other payables and accrued expenses	2,541,365	2,721,823
Deposits and deferred revenue	1,867,326	2,003,938
Due to related parties	832,774	198,802
	113,354,261	104,402,540
Other long-term liabilities	10,265,009	10,265,009
Long-term refurbishment	6,960,748	5,548,514
Deferred income taxes	1,255,000	1,255,000
Total liabilities	131,835,018	121,471,063
Shareholder’s deficit
Common stock, $1 par, 5,000 shares authorized, issued and outstanding	5,000	5,000
5.6% cumulative preferred stock, $1 par, 4,577,000 shares authorized, issued and outstanding	4,577,000	4,577,000
Paid-in capital	(8,487,323)	(8,487,323)
Shareholders’ receivable	(223,709)
Accumulated deficit	(66,772,619)	(55,050,090)
Total shareholder’s deficit	(70,901,651)	(58,955,413)
Total liabilities and shareholder’s deficit	$60,933,367	$62,515,650

The accompanying notes are an integral part of these financial statements.

Golf Host Resorts, Inc. and Subsidiary

Consolidated Statements of Operations

For the year ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Revenues
Resort facilities	$11,785,522	$12,156,198	$16,286,752
Food and beverage	11,213,597	11,335,921	12,965,848
Golf	10,873,605	11,528,611	13,320,099
Other	5,061,906	5,575,210	5,146,238
	38,934,630	40,595,940	47,718,937
Costs and operating expenses
Resort facilities	10,168,879	9,659,301	11,810,655
Food and beverage	8,036,799	7,974,357	9,034,212
Golf	7,157,362	6,186,797	6,570,304
Other	8,284,514	8,527,711	9,342,146
General and administrative	4,640,210	4,728,215	5,226,262
Depreciation and amortization	2,997,546	3,597,040	3,886,360
Provision for intangible impairment	—	—	3,000,000
	41,285,310	40,673,421	48,869,939
Loss before loss on assets held for
sale and leased asset	(2,350,680)	(77,481)	(1,151,002)
Loss on assets held for sale and leased asset	—	—	455,729
Operating loss	(2,350,680)	(77,481)	(1,606,731)
Interest expense, net	9,115,537	9,100,748	9,263,315
Loss before income tax benefit	(11,466,217)	(9,178,229)	(10,870,046)
Income tax benefit	—	—	515,467
Net loss	(11,466,217)	(9,178,229)	(10,354,579)
Dividend requirements on preferred stock	256,312	256,312	256,312
Net loss attributable to common shareholder	$(11,722,529)	$(9,434,541)	$(10,610,891)

The accompanying notes are an integral part of these financial statements.

Golf Host Resorts, Inc. and Subsidiary

Consolidated Statements of Financial Condition

For the year ended December 31, 2003 and 2002

	$ 1 Par Value Common Stock		5.6% Cumulative Preferred Stock		Paid-in	Shareholder’s	Accumulated	Total Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Deficit
Balance, December 31, 2001	5,000	$5,000	4,577,000	$4,577,000	$(8,487,323)	$—	$(45,615,549)	$(49,520,872)
Net loss available to common shareholder	—	—	—	—	—	—	(9,434,541)	(9,434,541)
Balance, December 31, 2002	5,000	5,000	4,577,000	4,577,000	(8,487,323)	—	(55,050,090)	(58,955,413)
Shareholder’s receivable	—	—	—	—	—	(223,709)	—	(223,709)
Net loss available to common shareholder	—	—	—	—	—	—	(11,722,529)	(11,722,529)
Balance, December 31, 2003	5,000	$5,000	4,577,000	$4,577,000	$(8,487,323)	$(223,709)	$(66,772,619)	$(70,901,651)

The accompanying notes are an integral part of these financial statements.

Golf Host Resorts, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Cash flows from operating activities
Net loss	$(11,466,217)	$(9,178,229)	$(10,354,579)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for bad debts	30,000	37,057	126,442
Depreciation and amortization	2,997,546	3,597,040	3,886,360
Provision for intangible impairment	—	—	3,000,000
Gain on disposition of capital lease	(28,552)	(294,821)	—
Amortization of refurbishment costs	860,111	407,015	—
Affiliate asset contribution	—	(425,688)	—
Gain on sale of asset held for sale	—	—	(1,164,911)
Income tax benefit	—	—	(515,467)
Changes in operating assets and liabilities
(Increases) decreases in
Restricted cash	31,088	(1,107,523)	(194,037)
Accounts receivable and other receivables	402,256	(74,811)	3,189,054
Inventories and supplies	(190,734)	(87,512)	536,655
Prepaid expenses and other assets	164,332	99,469	(416,563)
Increases (decreases) in
Cash overdraft	(69,846)	69,846	—
Accounts payable	(471,904)	(1,113,573)	(851,882)
Accrued payroll costs	(7,693)	120,928	(57,776)
Accrued interest	9,212,814	9,084,962	4,636,310
Other payables and accrued expenses	(180,458)	(53,203)	(301,828)
Deposits and deferred revenue	(136,612)	(691,335)	(766,510)
Due to related parties	377,661	(105,938)	1,289,103
Cash provided by operating activities	1,523,792	283,684	2,040,371
Cash flows from investing activities
Increases in other assets	(25,268)	(51,236)	(25,427)
Purchases of property and equipment	(1,225,273)	(714,668)	(1,526,163)
(Increase) decrease in assets held for sale	—	—	(47,624)
Proceeds from sale of asset held for sale	—	—	3,928,635
Cash (used in) provided by investing activities	(1,250,541)	(765,904)	2,329,421
Cash flows from financing activities
Repayment of existing debt	(49,542)	(183,182)	(3,487,386)
Advances to GHI	(223,709)	—	—
Repayments on line of credit	—	—	(667,141)
Distribution to shareholder	—	—	(3,928,335)
Contribution from shareholder	—	—	2,667,921
Increases in other long-term liabilities	—	—	1,145,151
Cash (used in) provided by financing activities	(273,251)	(183,182)	(4,269,790)
Net (decrease) increase in cash	—	(665,402)	100,002
Cash, beginning of period	—	665,402	565,400
Cash, end of period	$—	$—	$665,402
Noncash financing and investing activities
Satisfaction of preferred stock dividend requirement through the intercompany account	$256,312	$256,312	$256,312
Capital lease obligation	49,542	—	—
Forgiveness of operating deficits	—	—	5,069,677
Transfer of fixed assets to asset held for sale	—	—	281,100
Refurbishment program	1,412,234	5,548,514	—
Other information
Interest paid in cash	$—	$129,151	$7,781,358

The accompanying notes are an integral part of these financial statements.

Golf Host Resorts, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

1.                            Organization, Business and Liquidity

Golf Host Resorts, Inc. (the “Company”) is a wholly owned subsidiary of Golf Host, Inc. (“GHI”) and owns The Westin Innisbrook Golf Resort (“Innisbrook”) in Tarpon Springs, Florida and, through November 18, 2001, owned and operated the Sheraton Tamarron Resort (“Tamarron”) in Durango, Colorado (the “Resorts”).  The Resorts offer championship quality golf facilities, restaurant and conference facilities, and related resort facilities.  A majority of the condominium apartment owners at the Resorts provide their units as resort accommodations under rental pool lease operations.

On June 23, 1997, TM Golf Hosts, Inc. acquired the Company (the “Acquisition”).  The purchase price was approximately $66,333,000, including assumption of certain liabilities.  For financial statement purposes, the Acquisition was accounted for as a purchase and accordingly, the purchase price was allocated based upon the fair value of assets and liabilities acquired.

During 2000, the Company distributed the assets and liabilities of Tamarron of approximately $6,200,000, net, to GHI, who contributed them to Golf Host II, Inc., a wholly owned subsidiary of GHI.  Concurrently with the dividend of Tamarron, the Company entered into a lease agreement whereby Golf Host II, Inc. (“GH II”) leased Tamarron to the Company.  Rent was payable in the amount of $1 per annum and the Company assumed responsibility for Tamarron’s net income (loss), as defined by the lease agreement.  Effective November 19, 2001, Tamarron was sold and the Company has no remaining responsibility under the lease and related rental pool agreements (Note 9).

During 2000, the previous owners were released from all continuing claims under the Acquisition and the previous owners amended and restated their mortgage note from $4,418,000 to $3,168,000.  The write-down under the terms of the amended mortgage note, net of balances due from the previous owners was approximately $655,000, which was recorded as a reduction of intangible assets.  On November 19, 2001, the Tamarron property was sold and the remaining balance of the mortgage note was paid in full (Note 6).

Golf Host Condominium, Inc. (“GHC”), a wholly owned subsidiary of the Company, was formed on December 1, 1997.  GHC’s assets consist of three Innisbrook condominiums and a linen room within condominium lodge number 28.  These condominiums serve as collateral for the GTA debt noted in Note 6 of the financial statements.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has negative working capital at December 31, 2003 of approximately $107,467,000 and has incurred operating losses for each of the periods since the Acquisition.  Additionally, as described in Note 6, the Company failed to make scheduled interest payments beginning with October 2001, has defaulted under the terms of its debt agreement, and GHI is a defendant to a class action lawsuit the basis of which relates to alleged actions by the Company (Note 9).

Management is seeking to negotiate a settlement agreement with its lender (Note 6).  In addition, management has developed and implemented sales and marketing plans to increase total Resort revenues through targeting guests likely to utilize more Resort amenities and continues to review its operating costs to determine where cost savings can be achieved.  The Company has an agreement with Westin Hotel Company (“Westin”) whereby cash deficiencies, as limited and defined by the agreement, arising from the Innisbrook operation are temporarily funded by Westin (Note 10).

As a result of the preceding matters, substantial doubt exists about the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.                            Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Golf Host Resorts, Inc. and Golf Host Condominium, Inc.  All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

Preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

The Company considers all short-term highly liquid investments with a purchased maturity of three months or less to be cash equivalents.

At December 31, 2003 and 2002, the balance in restricted cash of approximately $2,490,000 and $2,521,000, respectively, primarily represents cash restricted for capital improvements pursuant to the Company’s loan agreement with Golf Trust of America (“GTA”).  Of this amount, approximately $1,304,000 and $2,274,000 at December 31, 2003 and 2002, respectively, was set aside in a capital replacement fund.  The Company is using the remaining restricted cash to fund operations. The Company is required to maintain, as defined under the Westin Management Agreement (Note 10), a capital replacement fund for future capital improvements.

Accounts Receivable

Accounts receivable represents amounts due from Resort guests and is net of allowances of approximately $30,000 and $160,000 for doubtful accounts at December 31, 2003 and 2002, respectively.

Inventories and Supplies

The Company records inventories and supplies at the lower cost, on a first-in, first-out basis, or market.

Assets Held for Sale

On May 4, 2001, the Company sold the remaining land parcel at Innisbrook included in assets held for sale for $4,578,000.  Net proceeds of $3,928,000 were distributed by the Company to its shareholder.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Costs of maintenance and repairs of property and equipment used in operations are charged to expense as incurred, while renewals and betterments are capitalized.  When property and equipment are replaced, retired or otherwise disposed of, the costs are deducted from the asset and accumulated depreciation accounts.  Gains or losses on sales or retirements of buildings, vehicles and certain golf course and recreational facilities are recorded in income.

Depreciation is recorded using the straight-line unit method for buildings, vehicles and certain golf course and recreational facilities, and the straight-line composite method for the other components.  Estimates of useful lives used in computing annual depreciation are as follows:

Estimated useful life in years
Land improvements	28 - 30
Buildings	40
Recreational facilities	30
Machinery and equipment	10 - 15

Other Assets

Other assets consist of costs incurred in conjunction with refurbishment of condominium units provided as Resort accommodations under the rental pool lease operations.  In accordance with the revised MLA (Note 9), the Company will reimburse 50% of the costs incurred by individual condominium owners for the completion of the refurbishment program.  The Company is amortizing the refurbishment program costs on a straight-line basis through 2009, the term of the revised MLA.

Long-Lived Assets

Statement of Financial Accounting Standards (“FAS”) No. 144 (“FAS 144”), Accounting for the Impairment or Disposal of Long-Lived Assets, requires the Company to review long-lived assets to be held and used for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset.  If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value.  The Company has performed an evaluation of the long-term resort assets and related intangibles.  Based upon that analysis, gross cash flows exceed the carrying value of property and equipment and the related intangibles.  However, the fair value is significantly less than the carrying value of collateralized debt and past due interest.

Parent Company Allocations and Advances

The Company reimburses GHI for administrative and other expenses based on estimated time and expenses incurred.  Amounts charged were approximately $384,000, $384,000 and $293,000, for the years ended December 31, 2003, 2002 and 2001, respectively.  The Company also receives cash advances from GHI to fund cash flow shortages.   At December 31, 2003 and 2002, $1,212,000 and $793,000, respectively, were payable to GHI for cash advances and other expenses.

Shareholder’s Receivable

At December 31, 2003 shareholder’s receivable represents expenses funded by the Company on behalf of GHI for the Class Action Lawsuit (Note 9).  There are no formal terms for repayment and the obligation is non-interest bearing.

Preferred Stock

At December 31, 2003 and 2002, the Company had 4,577,000 shares of $1 par value, 5.6% cumulative preferred stock.  The annual dividend requirement on the preferred stock of approximately $256,000 has been recorded as a charge against accumulated deficit as the Company has no paid-in capital.  At December 31, 2003 and 2002, cumulative dividends in arrears of approximately $1,573,000 (or approximately $0.34 per share) and $1,317,000 (or approximately $0.29 per share), respectively, are included in due to related parties in the accompanying balance sheets.

Revenue

Revenue from Resort operations is recognized as the related service is performed.  Revenue includes rental revenues generated from condominium units owned by third parties participating in the rental pool lease operations.  If these rental units were owned by the Company, normal costs associated with ownership such as depreciation, interest, real estate taxes and maintenance would have been incurred.  Instead, costs and operating expenses include distributions of approximately $4,656,000, $4,475,000 and $6,322,000 for the years ended December 31, 2003, 2002 and 2001, respectively, to the rental pool participants.

Interest Expense, Net

The Company’s cash management policy is to utilize cash resources to minimize net interest expense, through either temporary cash investments or reductions in existing interest-bearing obligations.  Accordingly, temporary cash investments and interest income vary from period to period.  Interest expense is net of interest income of approximately $11,900, $43,000 and $35,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Employee Benefit Plans

GHI maintains a defined contribution Employee Thrift and Investment Plan (the “Plan”), which provides retirement benefits for all eligible employees who have elected to participate.  Employees must fulfill a 90-day service requirement to be eligible.  The Company currently matches one half of the first 6% of an employee’s contribution.  Company contributions approximated $167,000, $173,000 and $209,000, for the years ended December 31, 2003, 2002 and 2001, respectively, and are fully funded.

Recent Accounting Pronouncements

In November 2002, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation (“FIN”) No. 45. “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN No. 45”).”  FIN No. 45 elaborates on the disclosures to be made by a guarantor in its annual financial statements about its obligations under certain guarantees that is has issued.  FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee.  The disclosure provisions of FIN No. 45 were effective for financial statements for periods ending after December 15, 2002.  Additionally, the recognition of a guarantor’s obligation was to be applied on a prospective basis to guarantees issued after December 31, 2002.  The adoption of the disclosure and recognition provisions of FIN No. 45 had no effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.”   In December 2003, the FASB issued FIN No. 46 (Revised) (“FIN 46-R”) to address certain FIN No.46 implementation issues and clarify the application of Accounting Research Bulletin (“ARB”) No. 51, “Consolidated Financial Statements for companies that have interests in entities that are Variable Interest Entities (“VIE”), as defined under FIN No. 46.  According to this interpretation, if a company has an interest in a VIE and is at risk for a majority of the VIE’s expected losses or receives a majority of the VIE’s expected gains it shall consolidate the VIE.  This interpretation is effective no later than the end of the reporting period ending after March 15, 2004.  The adoption of the provisions of this interpretation is not expected to have an effect on the Company’s consolidated financial statements.

In April 2003, the FASB issued FAS No. 149, “Amendments of Statement 133 on Derivative Instruments and Hedging Activities (“FAS No. 149”).”  FAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts and for hedging activities under FAS No. 133.  FAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of the provisions of FAS No. 149 had no effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued FAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.”  FAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in the statements of financial position.  Previously, many of these financial instruments were classified as equity.  FAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning for the first reporting period beginning after June 15, 2003.  The adoption of the provisions of FAS No. 150 did not have a material effect on the Company’s consolidated financial statements.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

3.                            Property and Equipment

Property and equipment as of December 31 consists of the following:

	2003	2002

Land and land improvements	$6,513,584	$6,432,158
Buildings	12,397,352	12,299,872
Golf courses and recreational facilities	18,606,014	18,635,580
Machinery and equipment	12,100,569	11,480,190
Construction in progress	110,211	240,945
	49,727,730	49,088,745
Less accumulated depreciation	(12,563,606)	(11,063,682)

	$37,164,124	$38,025,063

Construction in progress (“CIP”) consists of costs incurred while constructing Resort amenities.  The construction projects that were underway during the year ended December 31, 2003 were short term in nature and did not qualify for the capitalization of interest.

Depreciation expense of approximately $2,485,000, $2,737,000 and $2,833,000 was recorded for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company leases equipment under operating leases.  Lease expense amounts to $399,200, $344,400, and $341,500 for the years ended December 31, 2003, 2002, and 2001, respectively.  Future minimum lease payments under operating leases in excess of one year are as follows.

Year	Amount

2004	$421,400
2005	543,700
2006	319,800
2007	291,200
2008	244,500
Thereafter	122,200

$1,942,800

4.                            Intangible Assets

Resulting from the Acquisition, a Resort intangible of approximately $30,400,000, relating to acquiring an operating Resort property with an existing rental pool agreement, was recorded and is being amortized on a straight-line basis over 20 years.  In accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets, the Company’s intangible asset has been specifically identified and will continue to be amortized over its remaining useful life.  Amortization expense for all intangible assets was approximately $860,000, $860,000 and $1,053,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

During the year ended December 31, 2000, the Company recorded a provision for intangible impairment of approximately $7,441,000.  The Company experienced significant changes in business and market conditions, which led to declines in the results of operations and the number of participants in the rental pool.  Due to these changes, the Company concluded that impairment had occurred.  An impairment charge was required because the Company had determined that the estimated fair value of the intangible was less than its carrying value.

During 2001, the Company continued to experience significant declines in business associated both with its corporate and transient customers.  Advance bookings for 2002 and subsequent years continued to lag behind the Company’s historical results and from all indications, did not appear to indicate a significant reversal of that trend in the foreseeable future.  As a result, the Company again had to evaluate its carrying value of the intangible asset.  Pro forma cash flow estimates were developed based upon expected business levels, which indicated that further impairment of the intangible had occurred.  Consequently, the Company recognized an additional $3,000,000 impairment of the intangible asset during 2001.

During the years ended December 31, 2003 and 2002, the Company reviewed the carrying value of the intangible asset and determined that further impairment had not occurred.  Advance bookings and rental pool participation had stabilized from a historical perspective, and the pro forma cash flows, based upon advance bookings indicate that no further deterioration in the carrying value should be recognized in 2003.

5.                            Other Payables and Accrued Expenses

Other payables and accrued expenses as of December 31 consists of the following:

	2003	2002

Rental pool lease distribution	$1,040,282	$727,891
Taxes, other than income taxes	1,173,129	1,507,970
Other	327,954	485,962

	$2,541,365	$2,721,823

6.                            Line of Credit and Notes Payable

	2003	2002
Notes payable
Participating mortgage note at varying pay rates maturing in 2027 (in default)	$69,975,000	$69,975,000
$9,000,000 participating mortgage note credit facility maturing in 2027 (in default)	9,000,000	9,000,000
Capital leases ranging from 1.89% to 17.37%	—	28,552
	78,975,000	79,003,552
Less current maturities	(78,975,000)	(79,003,552)

	$—	$—

Concurrent with the Acquisition, the Company obtained a $78,975,000 note payable from GTA.  The note payable has two components: a $69,975,000 participating mortgage note and a $9,000,000 credit facility.  The note payable is guaranteed by GHI and collateralized by substantially all assets other than the Company’s accounts receivable and approximately 38 acres of undeveloped land.

The note payable agreement stipulates that Additional Collateral is to be released when the ratio of the Innisbrook Resorts Net Operating Income equals or exceeds a coverage ratio to Debt Service, as defined.  The coverage ratio was not met for the three years ended December 31, 2003.  The agreement defines un-pledged GTA shares and/or the proceeds of the sale of these shares as Additional Collateral.

The participating mortgage note was used to finance the Company’s Acquisition and purchase of GTA stock.  The participating mortgage note calls for initial annual interest payments of $6,739,063 with an annual 5% increase in the interest payment, prorated for partial years, commencing January 1, 1998 and continuing each year through 2002.  Interest, payable monthly, has been recorded using the effective interest method.  The effective interest rate is approximately 11.5%, as defined in the loan agreement, over the life of the note payable.  In addition, the participating mortgage note calls for participation payments based upon levels of revenue, as defined, of the Innisbrook property (“Participating Interest”).  No participating interest has been incurred for the three years ending December 31, 2003.

Principal on the GTA note payable is due at maturity on June 23, 2027.  Upon expiration or earlier termination of the participating mortgage note, GTA has the option to purchase Innisbrook at fair market value.

The $9,000,000 credit facility bears interest initially at a 9.75% fixed rate with an annual 5% interest escalator commencing January 1, 1998 (effectively 11.94%, 11.94% and 11.37% for the years ended December 31, 2003, 2002 and 2001, respectively) and continuing each year through 2002.  As of December 31, 2003, the Company has drawn the full $9,000,000 available under this facility.

The Company was informed by GTA on November 29, 2001 that the Company is in default on the $78,975,000 note payable arising from the Company’s failure to pay the October 2001 interest payment and all subsequent principal and interest payments, which have not been made.  GTA has asserted its right to accelerate payment of the total outstanding principal and interest amounts.

As of April 2004, the Company is seeking to negotiate a Settlement Agreement with GTA. In connection with the proposed Settlement Agreement, the Company would transfer to GTA the Resort property, three condominium units and linen room located at the Innisbrook Resort, the acquired interest in GTA stock and operations held by the parent, and all rights, title and interests of the Company under existing contracts and agreements.  In addition, the Company would provide a limited indemnity to defend and hold harmless GTA (and its affiliates) from and against any and all costs, liabilities, claims, losses, judgments or damages arising out of or in connection with a lawsuit known as the Class Action Lawsuit, as well as liabilities accruing on or before the closing date relating to employee benefits and liabilities for contracts or agreements not disclosed by the Company to GTA.  In return, it is anticipated that GTA will deliver to the Company a duly executed release.  A Settlement Agreement has yet to be signed and no terms are definite.  Neither GTA nor any of its affiliates is under any obligation to continue negotiating with the Company or to execute the Settlement Agreement, and could initiate foreclosure proceedings and pursue its other remedies at any time.

The Company incurred interest expense of approximately $9,121,000, $9,120,000 and $9,070,000 on the GTA note payable during the years ended December 31, 2003, 2002 and 2001, respectively, of which $23,751,000 and $14,538,000 was payable at December 31, 2003 and 2002.  Accrued interest is classified as current as a result of the default on the GTA loan.

As a condition under the note payable agreement with GTA, the Company acquired 159,326 common shares of Golf Trust of America, Inc. (the 100% owner of GTA) and 274,000 Operating Partnership Units (“OPUs”) in GTA for $8,975,000 with an option to acquire for $26 per unit 150,000 additional OPUs.  The note payable agreement restricts the Company’s ability to sell its investments in GTA until certain Company operating results, as defined, are attained.  The Company distributed its GTA investment to its parent upon acquisition.

The Company obtained a $5,000,000 mortgage note on June 20, 1997, collateralized by certain assets at Innisbrook, from the previous owners as a part of the acquisition.  The note bore interest at a fixed rate of 6.34% with interest payable quarterly.  The Company incurred interest expense of $162,000 for the year ended December 31, 2001.  This note was paid in full on November 19, 2001, commensurate with the sale of the Tamarron property (Note 8).

7.                            Income Taxes

On April 17, 1998, the Company filed an election with the Internal Revenue Service to change its tax status to a Qualified Subchapter S Subsidiary effective February 3, 1998.  As a result of this election, no provision for income taxes has been included in the accompanying consolidated financial statements for any federal, state or local taxes since any income (loss) is passed through to its shareholder.  The remaining deferred tax liability represents the estimated liability for taxes to be paid on built-in gains associated with the sale of assets within the statutory 10-year period from Acquisition.  During 2001, certain of these assets were sold, resulting in an income tax benefit of $515,000.

No valuation allowance is provided on deferred tax assets as management believes it is more likely than not that such assets will be realized upon sale of its assets or settlement with GTA.  Under the Internal Revenue Code, if certain substantial changes in the Company’s ownership occur, there are annual limitations on utilization of loss carry-forwards.

	2003	2002
Deferred income taxes consist of the following
Deferred income tax asset
Net operating loss	$331,875	$331,875
Deferred income tax liability
Basis difference in property and intangible assets	(1,586,875)	(1,586,875)

Total deferred income tax liability	$(1,255,000)	$(1,255,000)

8.                            Tamarron’s Result of Operations

The Company assumed responsibility for the Net loss, as defined, of Tamarron under the terms of the lease agreement between the Company and GH II, for the period of lease inception through November 18, 2001.  The net loss is included in loss on assets held for sale and leased asset in the statements of operations:

For the period ending November 18, 2001

Revenue
Hotel	$2,843,360
Food and beverage	1,926,520
Golf	1,753,375
Other	1,815,138

8,338,393
Cost & operating expense
Hotel	1,106,787
Food and beverage	1,392,295
Golf	824,233
Other	2,701,941
General and administrative	3,751,385
Interest expense	100,108

9,876,749

Net loss	$(1,538,356)

On November 19, 2001, GH II, an affiliated company and lessor of Tamarron, sold Tamarron to an unrelated entity.  A portion of the proceeds were used to settle the remaining balance due under the $5,000,000 mortgage note from the previous owners (Note 6), which has been accounted for as a capital contribution to the Company.  In conjunction with the sale, the accumulation of operating deficits not funded by the Company was forgiven by GH II.  The unfunded accumulated operating deficits totaled $5,070,000 and were recorded as an adjustment to paid-in-capital.

9.                            Commitments and Contingencies

Rental Pool Distribution

The Company offered, effective January 1, 1998 and amended and restated effective January 1, 2000, a separate Guaranteed Distribution Master Lease Agreement (“GMLA”) to Innisbrook participants.  Among other things, the GMLA provides for an equal sharing between the Company and Innisbrook participants of Adjusted Gross Revenues, and includes as deductions from the Gross Income Distribution, as defined, a 5.5% Management Fee and a 3% Marketing Fee.  The Company also guaranteed that distributions would not be less than an amount which approximates the 1996 Gross Income Distribution on an individual unit basis, as prorated based upon Weighted Days Pool Participation, as defined.  For the year ended December 31, 2003, the Company was obligated to pay the GMLA participants less than $1,000 and the obligation for the year ended

December 31, 2002 was less than $1,600.  No amounts were required to be paid under the guarantee for the year ended December 31, 2001 and 2000.  The GMLA has a non-cancelable term through 2011 with an annual rental pool participation election by individual unit owners.  As of December 31, 2003, one unit owner actively participated in the rental pool pursuant to the GMLA.

A new MLA (“NMLA”) was effective January 1, 2002.  On an annual basis, beginning in 2002, each condominium owner may elect to participate in either the NMLA or the GMLA.  If an owner elects to participate in the NMLA, the owner is prohibited from returning to the GMLA.  The NMLA provides for Adjusted Gross Revenues, as defined, to be divided 40% to the Innisbrook rental pool participants and 60% to the Company.  In addition, the Company has agreed, as part of the NMLA, to reimburse rental pool participants in the NMLA for up to 50% of actual unit refurbishment costs beginning in 2005 through 2009, so long as the rental pool participation threshold, as defined, is maintained.  In addition, the Company has agreed to pay the participants interest at 5% on the unpaid 50% of the refurbishment costs, beginning in 2002 so long as the participation threshold is maintained.  Interest in the amount of approximately $314,000 and $159,000 was incurred under this agreement for the years ended December 31, 2003 and 2002, respectively.  Should the Company elect to terminate the NMLA before its expiration in 2011, all unpaid balances of refurbishment costs and related interest would be due and payable to the Participants.  If the Company proves unsuccessful in its defenses in the class-action lawsuit described below, any rental pool participant who elected to participate in the Class Action Lawsuit, subject to the NMLA, will forego reimbursement by the Company for renovations equal to their pro-rata amount of the class-action settlement proceeds.  The net liability for the Company’s share of the estimated cost of the refurbishments completed as of December 31, 2003 is approximately $6,691,000 and is included in long-term refurbishments on the consolidated balance sheet.  The corresponding asset is included in other assets and is being amortized on a straight line basis over the period from the time each phase of the refurbishment is placed in service through the completion of payment in 2009.  The amortization expense for the years ended December 31, 2003 and 2002 is approximately $860,000 and $407,000, respectively, and is included in resort facilities expense.

Legal

The Company, in the normal course of operations, is also subject to claims and lawsuits.  The Company does not believe that the ultimate resolution of these matters will materially impair operations or have an adverse effect on the Company’s financial position and results of operations.

GHI has been named as a defendant in a consolidated class action lawsuit (the “Class Action Lawsuit”) whereby the plaintiffs allege breaches of contract, including breaches in connection with the Rental Pool Master Lease Agreement.  The plaintiff’s are seeking damages and declaratory judgment stating the plaintiffs are entitled to participate in the rental pool if one exists, a limitation of the total number of club memberships and a limitation of golf course access to persons who are either condominium owners who are members, their accompanied guest, or guest of the resort. Deposition of class members and others, including depositions of prior executives of Golf Host Resorts, have been taken and additional discovery remains.  The court had postponed the previously scheduled trial date of February 3, 2003; a new trial date has not yet been set.  As of December 31, 2003, the court decertified the class and denied the plaintiff’s subsequent motion to permit additional owners to intervene in the lawsuit.  In addition, the plaintiffs filed a complaint seeking to “pierce the corporate veil”.  The court dismissed the veil piercing complaint with prejudice.  The plaintiffs appealed the decertification of the class; the denial to intervene and the veil piercing dismissal to the Florida Court of Appeals, Second District.  The Court of Appeals has

affirmed the lower court’s de-certification of the class and has affirmed the lower court’s dismissal with prejudice of the veil piercing case.  No decision on the intervention appeal has been made. As this litigation is still in progress, the Company is not yet able to determine whether the resolution of this matter will have a material adverse effect on the Company’s financial condition or results of operations.  However, the Company believes GHI has successful defenses based upon consultations with legal counsel and intends to vigorously defend this action.

10.                     Westin Agreements

Westin became manager of Innisbrook effective July 15, 1997, for a 20-year term unless terminated earlier as provided for in the agreement.  Westin receives annual management fees, based on revenues of Innisbrook, and certain cost reimbursements.  Westin’s management fee amounted to $576,000, $584,000 and $716,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

The Westin management agreement requires the Company to maintain a capital replacement fund based on an amount calculated as the greater of 3% of gross revenues or a minimum threshold amount as defined in the agreement, calculated on a monthly basis.  The Company contributed $2,403,000, $2,125,000 and $1,845,000 for the years ended December 31, 2003, 2002 and 2001, respectively, and an additional $1,665,000, $862,000 and $366,000 is required to be segregated at December 31, 2003, 2002 and 2001, respectively.  At December 31, 2003 and 2002, the capital replacement fund had a balance of approximately $1,304,000 and $1,394,000, respectively, and is included in restricted cash in the accompanying consolidated balance sheets.

In April 1998, the Company signed an agreement, under which Westin will provide 50% of the funding for approved capital expenditures incurred subsequent to the Acquisition in excess of the annual capital replacement fund requirements, defined above, in addition to providing 50% of the funding for the initial capital requirements over $6,000,000, as defined.  During the year ended December 31, 2002, Westin and the Company agreed that the amount due under the agreement was approximately $426,000.  This amount was offset against unpaid management fees and reimbursable expenses due Westin under the management agreement and is included in other income for the year ended December 31, 2002.  At December 31, 2003, there are no amounts due under the agreement.

Additionally, under the terms of the Innisbrook management agreement, Westin guaranteed a minimum cash flow to Innisbrook.  The agreement provided that if Incentive Cash Flow, as defined, is less than the Minimum Annual Payment, as defined, for the operating year, then Westin will fund a non-interest bearing advance to Innisbrook for the shortage up to $2,500,000, with the advance being repayable when the Company has Available Cash, as defined.  As of December 31, 2003 and 2002, $10,265,000 and $10,265,000 had been advanced to the Company and are included in other long-term liabilities.

Amounts payable to Westin of $1,134,000 and $1,750,000 at December 31, 2003 and 2002, respectively, include management fees and certain cost reimbursements and are included in accounts payable at December 31, 2003 and 2002, respectively.

Report of Independent Certified Public Accountants

To Golf Host Resorts, Inc. and the Lessors of the

Innisbrook Rental Pool Lease Operation

In our opinion, the accompanying balance sheets and the related statements of operations and of changes in participants’ fund balance present fairly, in all material respects, the financial position of the Innisbrook Rental Pool Lease Operation at December 31, 2003 and 2002, and the results of its operations and the changes in participants’ fund balance for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the rental pool’s operators; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 of the notes to financial statements, the Innisbrook Rental Pool Lease Operation is party to lease agreements with an affiliated entity, whose ability to continue as a going concern is in substantial doubt.

/s/ PricewaterhouseCoopers, LLP
Tampa, Florida
March 30, 2004

Innisbrook Rental Pool Lease Operation

Balance Sheets – Distribution Fund

December 31, 2003 and 2002

	2003	2002
Assets
Receivable from Golf Host Resorts, Inc. for distribution	$1,040,282	$727,891
Interest receivable from Maintenance Escrow Fund	6,489	12,929

	$1,046,771	$740,820
Liabilities and Participants’ Fund Balance
Due to participants for distribution	$788,162	$544,636
Due to Maintenance Escrow Fund	258,609	196,184

	$1,046,771	$740,820

The accompanying notes are an integral part of these financial statements.

Innisbrook Rental Pool Lease Operation

Balance Sheets – Maintenance Escrow Fund

December 31, 2003 and 2002

	2003	2002
Assets
Cash and cash equivalents	$246,192	$1,266,304
Short-term investments	1,330,000	1,990,000
Construction in progress	535	7,774
Receivable from Distribution Fund	258,609	196,184
Carpet care receivable	—	21,162
Interest receivable	15,858	21,110

	$1,851,194	$3,502,534
Liabilities and Participants’ Fund Balance
Accounts payable	$43,590	$3,902
Construction retainage	5,389	41,422
Interest payable to Distribution Fund	6,489	12,929
Carpet care payable	4,137	—
Participants’ fund balance	1,791,589	3,444,281

	$1,851,194	$3,502,534

The accompanying notes are an integral part of these financial statements.

Innisbrook Rental Pool Lease Operation

Statements of Operations – Distribution Fund

For the years ended December 31, 2003. 2002 and 2001

	2003	2002	2001

Gross revenues	$11,590,540	$11,956,378	$15,835,503
Deductions
Agents’ commissions	478,603	493,479	680,868
Credit card fees	278,906	282,947	184,577
Audit fees	28,150	16,000	14,500
Uncollectible room rents	2,119	26,666	—
Linen Replacement	130,122	150,214	—
Rental Pool complimentary fees	4,428	4,914	—
	922,328	974,220	879,945
Adjusted gross revenues	10,668,212	10,982,158	14,955,558
Management fee	(6,399,246)	(6,584,394)	(7,453,477)
Gross income distribution	4,268,966	4,397,764	7,502,081
Adjustments to gross income distribution:
Management fee	(1,006)	(2,889)	(824,353)
Marketing fee	(548)	(1,577)	(449,648)
General pooled expenses	(9,439)	(12,355)	—
Miscellaneous pooled expenses	(45)	(236)	(61,930)
Corporate complimentary occupancy fees	18,418	20,158	39,372
GMLA guaranteed payment	2,008	—	—
Interest income/(expense)	(12,732)	145,803	—
Westin Associate room fees	67,080	73,549	92,150
Occupancy fees	(1,101,651)	(1,132,811)	(1,382,734)
Advisory Committee expenses	(209,755)	(211,178)	(181,065)
Life-safety settlement	(201,233)	—	—
Net income distribution	2,820,063	3,276,228	4,733,873
Adjustments to net income distribution
Occupancy fees	1,101,651	1,132,811	1,382,734
Hospitality suite fees	7,002	5,776	—
Life-safety interest	2,890	—	—
Greens fees	—	—	8,023
Additional participation credits	—	—	2,730

Amount available for distribution to participants	$3,931,606	$4,414,815	$6,127,360

The accompanying notes are an integral part of these financial statements.

Innisbrook Rental Pool Lease Operation

Statements of Change in Participants Fund Balance – Distribution Fund

For the years ended December 31, 2003. 2002 and 2001

	For the years ended December 31,
	2003	2002	2001
Balance, beginning of year	$—	$—	$—
Additions:
Amounts available for distribution to participants	3,931,606	4,414,815	6,127,360
Interest earned from Maintenance Escrow Fund	39,483	69,950	87,635
Reductions:
Amounts withheld for Maintenance Escrow Fund	(992,018)	(1,029,963)	(1,233,501)
Amounts accrued or paid to participants	(2,979,431)	(3,454,802)	(4,981,494)

Balance, end of year	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

Innisbrook Rental Pool Lease Operation

Statements of Changes in Participants’ Fund Balance – Maintenance Escrow Fund

For the years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Balance, beginning of year	$3,444,280	$2,726,458	$1,929,901
Additions
Amounts withheld from occupancy fees	992,018	1,029,963	1,233,501
Interest earned	39,843	69,950	87,635
Other cost reimbursement	—	—	397,412
Charges to participants to establish or restore escrow balances	1,972,633	5,646,865	313,553
Reductions
Maintenance charges	(841,340)	(654,261)	(545,432)
Refurbishment costs	(3,415,429)	(4,527,523)	—
Carpet care reserve deposit	(60,378)	(53,603)	(20,842)
Interest accrued or paid to Distribution Fund	(39,843)	(69,950)	(87,635)
Refunds to participants due under Lease Agreements	(300,195)	(723,619)	(581,635)

Balance, end of year	$1,791,589	$3,444,280	$2,726,458

The accompanying notes are an integral part of these financial statements.

Innisbrook Rental Pool Lease Operation

Notes to Financial Statements

December 31, 2003 and 2002

1.                            Rental Pool Lease Operation and Rental Pool Lease Agreements

Organization and Operations

The Innisbrook Rental Pool Lease Operation (the “Rental Pool”) consists of condominiums at the Westin Innisbrook Resort (“Innisbrook”), which are provided as resort accommodations by their owners.  The condominium owners (“Participants”) have entered into Annual Rental Pool Lease Agreements (“ALAs”) and either a Master Lease Agreement (“MLA”) or, effective January 1, 1998 and amended and restated MLA effective January 1, 2000, a Guaranteed Distribution Master Lease Agreement (“GMLA”), which define the terms and conditions related to each ALA with Golf Host Resorts, Inc. (“GHR”), the lessee of the Rental Pool.  The ALAs expire at the end of each calendar year, and the MLA and GMLA remain in effect through December 31, 2001 and December 31, 2011, respectively.

Effective January 1, 2002, the Company and the participants replaced the MLA, which expired on December 31, 2001, with a new Master Lease Agreement (“NMLA”).  The NMLA provides for Adjusted Gross Revenues, as defined, to be divided 40% to the Innisbrook Rental Pool Participants and 60% to the Company.  In addition, the Company has agreed, as part of the NMLA, to reimburse rental pool participants in the NMLA for up to 50% of the actual unit refurbishment costs, plus interest at 5% of the 50% of the refurbishment costs, beginning in 2002, so long as the minimum participation threshold as defined, is maintained. The MLA, GMLA, NMLA and ALAs are referred to collectively as the “Agreements.”

The Rental Pool consists of two funds: the Distribution Fund and the Maintenance Escrow Fund.  The Distribution Fund balance sheets primarily reflect amounts receivable from GHR for the Rental Pool distribution payable to Participants and amounts due to the Maintenance Escrow Fund.  The operations of the Distribution Fund reflect Participants’ earnings in the Rental Pool.  The Maintenance Escrow Fund reflects the accounting for certain escrowed assets of the Participants and, therefore, has no operations.  It consists primarily of amounts escrowed by Participants or due from the Distribution Fund to meet escrow requirements, fund the carpet care reserve and maintain the interior of the unit.

GHR has experienced recurring net losses and working capital deficiencies, which create substantial doubt about GHR’s ability to continue as a going concern. The continuation and success of the Rental Pool is contingent upon the continuation of operations of Innisbrook.  In turn, the success of the Innisbrook operations is contingent upon the continued participation of condominium owners in the rental pool.  Items related to the continuation of Innisbrook as a going concern include such issues as: the ultimate resolution of the lawsuit know as the Class Action Lawsuit of Golf Hosts, Inc. (“GHI”), GHR’s parent company, wherein the plaintiffs have alleged breaches of contract and are seeking a declaratory judgment stating the plaintiffs are entitled to participate in the Rental Pool if one exists, a limitation of the total number of Club memberships and a restriction of golf course access to members, guest of members, resort guests or guests of resort guests, the sale of condominium units which do not participate in the Rental Pool or through a sale are removed from the Rental Pool, owners of units opting to live in their units, owners renting their units outside of the Rental Pool, and general economic conditions related to the destination resort industry.

Computation and Allocation of Earnings

Under the MLA, which expired on December 31, 2001, Participants and GHR shared Adjusted Gross Revenues in accordance with the terms of the Agreement.  Adjusted Gross Revenues consist of revenues earned from the rental of condominiums, net of agents’ commissions, credit card fees and audit fees.  GHR receives a Management Fee equal to 47% of Adjusted Gross Revenues.  Each Participant receives a fixed Occupancy Fee, based on apartment size, for each day of occupancy.  After allocation of Occupancy Fees, the balance of Adjusted Gross Revenues, net of the Management Fee and adjustments, is allocated proportionately to Participants, based on the Participation Factor as defined in the Agreement.

Under the GMLA, Participants and GHR shared equally in Adjusted Gross Revenues, while GHR received as deductions from the Gross Income Distribution a 5.5% Management Fee, a 3% Marketing Fee and Miscellaneous Pooled Expenses comprised of linen and other pooled expenses.  The GMLA guaranteed Rent (Net Income Distribution plus Occupancy and Hospitality Suite Fees) would not be less than an amount, which approximates the 1996 Gross Income Distribution on an individual per unit basis, as prorated based upon Unit Weighted Days Pool Participation, as defined.  In 1996, the distribution was $21.67. In 2003, the Unit Weighted Days distribution was $18.32, and the amount the Company was obligated to pay the GMLA participants for the year ended December 31, 2003 was less than $1,000.  In 2002, the Unit Weighted Days distribution was $20.02, and the amount the Company is obligated to pay the GMLA participants was less than $1,600.  In 2001, no amount was paid under the guarantee, as the Average Daily Distribution was $25.73. The GMLA also guarantees that it cannot be terminated before its expiration date and includes a provision for an annual election to participate.  As of January 1, 2004, there are no longer any condominium owners participating under the GMLA agreement.

Under the NMLA, which became effective January 1, 2002, Participants and GHR share Adjusted Gross Revenues in accordance with the terms of the agreement.  Adjusted Gross Revenues are defined as Gross Revenues less agent’s commissions, audit fees, occupancy fees when the unit is used by GHR for non-rental purposes, linen replacements and credit card fees.   GHR receives a management fee of 60% of Adjusted Gross Revenues.  Each Participant receives a fixed occupancy fee, based upon apartment size, for each day of unit specific occupancy.  After allocation of occupancy fees and the payment of general rental pool expenses, the balance is allocated proportionally to the Participants, based on the Participation Factor as defined in the Agreement.  The Agreement also provides for GHR to reimburse 50% of the refurbishment costs on each unit associated with the current refurbishment program.  Rental pool participants also receive interest calculated as 5% of the unpaid refurbishment costs.  Interest was payable beginning in 2002, and is conditional upon the continued participation of the unit in the rental pool and is so long as the minimum aggregate participation threshold, as defined, is maintained.  Principal repayments are to begin in 2005 and continue through 2009.  Should GHR elect to terminate the NMLA before its expiration in 2011, all unpaid balances of refurbishment costs and related interest would be due and payable to the Participants. The net interest earned during the years ended December 31, 2003 and 2002 was approximately $314,000 and $146,000 respectively.  Interest earned on the refurbishment program is paid directly to participants and is not recorded in the Rental Pool financial statements for the years ended December 31, 2003 and December 31, 2002.

Corporate complimentary occupancy fees are rental fees paid by GHR to the Participants for complimentary rooms unrelated to Rental Pool operations.  Westin Associate Room Fees represent total room revenues earned from the rental of condominiums by Westin employees passed through to the Rental Pool.

Owners who purchased units prior to January 1, 1991 and who participate in the Rental Pool under the MLA for at least 50% of the year or 50% of the time they own their unit receive Additional Participation Credits.  Participation in greens fees is restricted to original condominium owners participating in the MLA who executed purchase agreements for certain units prior to April 13, 1972.  Greens fees and Additional Participation Credits are requirements of agreements other than the current

Agreements; these amounts are included in Adjustments to Net Income Distribution of the Rental Pool as this treatment is consistent with the method utilized by GHR to pay such amounts to the applicable Participants.

Maintenance Escrow Fund Accounts

The MLA, GMLA and NMLA provide that 75%, 90% and 90%, respectively, of the Occupancy Fees earned by each Participant are deposited in the Participant’s Maintenance Escrow Fund account.  This account provides funds for payment of amounts that are due from Participants under the Agreements for maintenance and refurbishment services.  Under the MLA, when the balance of the Participant’s Maintenance Escrow Fund account exceeds 75% of the defined furniture replacement value, the excess is refunded to the Participant upon their election.  Should a Participant’s balance fall below that necessary to provide adequate funds for maintenance and replacements, the Participant is required to restore the escrow balance to an adequate level.  The GMLA provides for an Occupancy Fee deposit into the Participant’s Maintenance Escrow Fund account until the balance in the account equals the total anticipated charges for maintenance, repair and refurbishing of the condominium.  The NMLA provides for specific fund balances to be maintained, by unit type, size and age of refurbishment, as defined in the Agreement.

Under the MLA, GMLA and NMLA, a percentage of the Occupancy Fees are deposited into the carpet care reserve in the Maintenance Escrow Fund, which bears the expenses of carpet cleaning for all Participants.  This percentage is estimated to provide the amount necessary to fund carpet cleaning expenses and may be adjusted annually.  The amounts expended for carpet care were approximately $35,000, $61,000, and $45,000 for 2003, 2002, and 2001, respectively.  For the years 2002 and 2001, these expenditures were in excess of the carpet care reserve by  $21,000 and $14,000, respectively.  For the year ended December 31, 2003, the expenditures did not exceed the reserve.

The Lessors’ Advisory Committee invests the maintenance escrow funds on behalf of the Participants and in compliance with restrictions in the Agreements.  The Lessors’ Advisory Committee consists of nine Participants elected to advise GHR in Rental Pool matters and negotiate amendments to the lease agreement.  Income earned on these investments is allocated proportionately to Participants’ Maintenance Escrow Fund accounts and paid quarterly through the Distribution Fund.  Included in cash and cash equivalents at December 31, 2003 are certificates of deposit of $1,330,000, maturing between January,  2004 and May,  2003, and bearing interest at rates from 1.20% to 1.85%.  Included in cash and cash equivalents at December 31, 2002 are certificates of deposit of $1,900,000, maturing between January 2003 and February 2003, and bearing interest at rates from 1.2% to 1.7%.  At December 31, 2003 and 2002, cost of these investments approximates fair value.

Construction in progress and refurbishment includes costs incurred in conjunction with the condominium refurbishment project authorized by the Participants of the Rental Pool.  The third and final phase of the refurbishment project was completed in September of 2003.

2.                            Summary of Significant Accounting Policies

Basis of Accounting

The accounting records of the funds are maintained on the accrual basis of accounting.

Use of Estimates

Preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

No federal or state taxes have been reflected in the accompanying financial statements as the tax effect of fund activities accrue to the Participants and shareholder of GHR.

3.                            Affiliate Owned Condominiums

Golf Host Condominium, Inc., a wholly owned subsidiary of GHR, owns three condominiums.  Its condominiums participated in the Rental Pool under the NMLA in the same manner as all others.

4.                            Commitments and Contingencies

Hilton Hotels Corporation (“HHC”) managed Innisbrook from April 1993 to July 15, 1997, at which time the management was changed to Westin Hotel Company.  In connection with the HHC agreement, HHC funded certain special projects and property improvements, including installation of life-safety equipment in condominium units participating in the Rental Pool and related common areas.  Separately, the Rental Pool agreed to reimburse GHR the cost of installing the life-safety equipment, including reimbursements to condominium apartment owners for previously installed equipment, in an amount equal to $1,779,000, plus interest at 7.75% per annum for no more than five years on each related draw there under.  Payments were required for years in which the Amount Available for Distribution to Participants exceeded $7,375,000 in an amount equal to 50% of such excess. Participants withdrawing from the Rental Pool for any reason, other than a sale, before the obligation to GHR had been fully repaid were required to immediately pay their proportionate share of the unpaid balance.  In l996 and 1995, repayment requirements of $362,593 and $150,036, respectively, resulted, yielding a balance of $1,591,341.  Under the terms of the related agreement, the Rental Pool was not obligated to reimburse GHR if the management agreement between HHC and GHR was terminated.  Therefore, effective with the July 15, 1997 change in management, the obligation of the Rental Pool to continue to make reimbursements ceased.  The former shareholders of GHR retained all notes receivable, including the amount due from the Rental Pool, and have disputed the termination and initiated a lawsuit.  As of December 31, 2002, GHR was holding approximately $226,000 in escrow as potential payment to the former shareholders pending resolution of this matter.  On December 26, 2002, the parties to the lawsuit reached a settlement agreement, which provides for a cash settlement of $420,000 plus interest.  The settlement payment will be funded by the escrow funds held by GHR at December 31, 2002, and the Rental Pool Participants will fund the remainder during 2003.  Contemporaneously with the December 31, 2003 rental pool distribution on February 15, 2004, final payment of the settlement agreement was made.

Report of Independent Certified Public Accountants

To Golf Host Resorts, Inc. and the Lessors of the

Tamarron Rental Pool Lease Operation

In our opinion, the accompanying balance sheet and the related statements of operations and of changes in participants’ fund balance present fairly, in all material respects, the financial position of the Tamarron Rental Pool Lease Operation at November 18, 2001, and the results of its operations and the changes in participants’ fund balance for each of the 322 day period ending November 18, 2001 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the rental pool’s operators; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Sheraton Tamarron Resort was sold on November 19, 2001 to an unaffiliated entity who assumed all responsibility under the Tamarron Rental Pool Lease Operation.

/s/ PricewaterhouseCoopers, L.L.P.
Tampa, FL
September 13, 2002

Tamarron Rental Pool Lease Operation

Balance Sheet – Distribution Fund

November 18. 2001

Assets
Cash	$1,000
Receivable from Golf Host Resorts, Inc. for distribution	39,828
Interest receivable from Maintenance Escrow Fund	235
$41,063
Liabilities and Participants’ Fund Balance
Due to participants for distribution	$42
Due to Maintenance Escrow Fund	41,021
$41,063

The accompanying notes are an integral part of these financial statements.

Tamarron Rental Pool Lease Operation

Balance Sheet – Maintenance Escrow Fund

November 18. 2001

Assets
Cash and cash equivalents	$200,869
Due from Distribution Fund	41,021
Inventory:
Linen	51,900
Materials and supplies	13,090
Deposits	4,467
$311,347
Liabilities and Participants’ Fund Balance
Accounts payable	$259
Interest payable to Distribution Fund	235
Participants’ fund balance	310,853
$311,347

The accompanying notes are an integral part of these financial statements.

Tamarron Rental Pool Lease Operation

Statement of Changes in Participant's Fund Balance – Distribution Fund

For the 322 days period ended November 18. 2001

Gross revenues	$2,629,193
Deductions
Agents’ commissions	64,569
Sales and marketing expenses	197,189
Audit fees	11,501
273,259
Adjusted gross revenues	2,355,934
Management fee	(1,299,441)
Gross income distribution	1,056,493
Adjustments to gross income distribution
Corporate complimentary occupancy fees	3,494
Occupancy fees	(348,874)
Designated items	(76,919)
Advisory Committee expenses	(10,497)
Pooled income	623,697
Adjustments to pooled income Occupancy fees	348,874
Amounts available for distribution to participants	$972,571

The accompanying notes are an integral part of these financial statements.

Tamarron Rental Pool Lease Operation

Statement of Changes in Participant’s Fund Balance – Maintenance Escrow Fund

For the 322 days period ended November 18. 2001

Balance, beginning of year	$—
Additions
Amounts available for distribution to participants	972,571
Interest earned from Maintenance Escrow Fund	3,092
Reductions
Amounts withheld for Maintenance Escrow Fund	(174,437)
Amounts accrued or paid to participants	(801,226)
Balance, end of year	$—
Balance, beginning of year	$174,714
Additions
Amounts withheld from occupancy fees	174,437
Interest earned	3,092
Reimbursement of designated items	76,920
Charges to participants to establish or restore escrow balances	156,305
Reductions
Maintenance and inventory charges	(164,467)
Refurbishing charges	—
Interest accrued or paid to Distribution Fund	(3,092)
Designated items	(76,919)
Refunds to participants as prescribed by Master Lease Agreement	(30,137)
Balance, end of year	$310,853

The accompanying notes are an integral part of these financial statements.

Tamarron Rental Pool Lease Operation

Notes to Financial Statements

November 18. 2001

1.                            Rental Pool Lease Operation and Rental Pool Lease Agreement

Organization and Operations

The Tamarron Rental Pool Lease Operation (the “Rental Pool”) consists of condominiums at Sheraton Tamarron Resort, which are provided as resort accommodations by their owners.  The condominium owners (“Participants”) had entered into Annual Rental Pool Lease Agreements (“ALAs”) and a Master Lease Agreement (“MLA”), which defined the terms and conditions related to each ALA, with Golf Host Resorts, Inc. (“GHR”), the lessee of the Rental Pool.  The MLA and ALAs are referred to collectively as the “Agreements.”  The ALAs expire at the end of each calendar year and the MLA will remain in effect through December 31, 2003.

The Rental Pool consists of two funds: the Distribution Fund and the Maintenance Escrow Fund.  The Distribution Fund balance sheets primarily reflect amounts due from GHR for the Rental Pool distribution payable to Participants and amounts due to the Maintenance Escrow Fund.  The operations of the Distribution Fund reflect Participants’ earnings in the Rental Pool.  The Maintenance Escrow Fund reflects the accounting for certain escrowed assets of the Participants and, therefore, has no operations.  It consists primarily of amounts escrowed by Participants or due from the Distribution Fund to meet escrow requirements, maintain the interior of the unit and purchase adequate inventory items, as defined.

Funding of the estimated amounts receivable from GHR for distribution is due at least weekly to the extent that borrowings available to GHR under its various lines of credit are less than amounts due to the Distribution Fund.

During 2000, GHR dividended the assets and liabilities of Tamarron to its parent, Golf Host, Inc., who contributed them to Golf Host II, Inc. (“GH II”), a wholly-owned subsidiary of GHI.  On November 19, 2001, GH II sold Tamarron to a third-party who assumed responsibility under the Agreements.  As a result, GHR has no remaining responsibility under the terms of the Agreements.

Computation and Allocation of Earnings

Participants and GHR share Adjusted Gross Revenues in accordance with the terms of the Agreements.  Adjusted Gross Revenues consist of revenues earned from rental of condominiums, net of Sales and Marketing expenses (limited to 7.5% of Gross Revenues), agents’ commissions (not to exceed 5.5% of Gross Revenues) and audit fees.  GHR receives a Management Fee equal to 50% of Adjusted Gross Revenues.

Each Participant receives a fixed Occupancy Fee, based on apartment size, for each day of occupancy.  After allocation of Occupancy Fees, the balance of Adjusted Gross Revenues, net of the Management Fee adjustments, is allocated proportionately to Participants based on the Participation Factor as defined in the Agreements.

Corporate complimentary occupancy fees are rental fees paid by GHR for complimentary rooms unrelated to Rental Pool operations.  Designated items are purchases of supplies to maintain the interior of the units, as defined in the Agreements.

Maintenance Escrow Fund Accounts

The Agreements provide that 50% of the Occupancy Fees earned by each Participant is deposited in the Participant’s Maintenance Escrow Fund account.  This account provides funds for payment of amounts that are due from the Participants under the Agreements for maintenance and refurbishment services.  When the balance of the Participant’s Maintenance Escrow Fund account exceeds the maximum specified in the Agreements, the excess is refunded to the Participant, as provided in the Agreements.  Should a Participant’s balance fall below that necessary to provide adequate funds for maintenance and replacements, the Participant is required to restore the escrow balance to an adequate level.

Funds deposited in the Maintenance Escrow Fund are invested on behalf of the Participants.  Income earned on these investments is allocated proportionately to Participants’ Maintenance Escrow Fund accounts and paid quarterly through the Distribution Fund.  Cash and cash equivalents at November 18, 2001 consists of an interest bearing demand account.

2.                            Summary of Significant Accounting Policies

Basis of Accounting

The accounting records of the funds are maintained on the accrual basis of accounting.

Use of Estimates

Preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

No federal or state taxes have been reflected in the accompanying financial statements as the tax effect of fund activities accrued to the Participants and the shareholder of GHR.

3.                            Linen and Materials and Supplies Inventory

Linen amortization and the cost of Participants’ actual usage of certain supplies, collectively referred to as Designated Items, are charged to all Participants as a group and allocated to Participants based upon their Participation Factors.  Linen inventory is stated at cost, less accumulated amortization of $50,000 at November 18, 2001.  Linen amortization is computed on the straight-line method over an estimated useful life of 24 months.

Materials and supplies inventories consist primarily of minor apartment furnishings and appliances carried at cost, determined on a first-in, first-out basis.  The costs of such items, not considered Designated Items, are charged to Participants’ individual Maintenance Escrow Fund accounts based on actual usage.

PART I - FINANCIAL INFORMATION

GOLF HOST RESORTS, INC. AND SUBSIDIARY

(a wholly owned subsidiary of Golf Hosts, Inc.)

CONSOLIDATED BALANCE SHEETS

ASSETS

(Substantially all pledged)

	June 30, 2004	December 31, 2003
	(unaudited)

CURRENT ASSETS:
Cash	$—	$—
Restricted cash	3,283,223	2,489,761
Accounts receivable, net	1,411,859	1,578,294
Other receivables	128,877	120,966
Inventories and supplies	1,134,514	1,348,526
Prepaid expenses and other assets	568,527	350,161

Total current assets	6,527,000	5,887,708

INTANGIBLES, net	11,171,299	11,602,195

PROPERTY AND EQUIPMENT, net	36,838,251	37,164,124

OTHER ASSETS	5,756,519	6,279,340

	$60,293,069	$60,933,367

The accompanying notes are an integral part of these consolidated financial statements.

1

GOLF HOST RESORTS, INC. AND SUBSIDIARY

(a wholly owned subsidiary of Golf Hosts, Inc.)

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDER’S DEFICIT

	June 30, 2004	December 31, 2003
	(unaudited)
CURRENT LIABILITIES:

Debt due within one year	$78,975,000	$78,975,000
Cash overdrafts	116,632	—
Accounts payable	3,606,580	4,501,132
Accrued payroll costs	990,632	885,531
Accrued interest	28,312,136	23,751,133
Other payables and accrued expenses	1,729,136	2,541,365
Deposits and deferred revenues	1,784,896	1,867,326
Due to related parties	2,398,097	832,774

Total current liabilities	117,913,109	113,354,261

OTHER LONG-TERM LIABILITIES	10,265,009	10,265,009

LONG TERM REFURBISHMENT	6,960,748	6,960,748

DEFERRED INCOME TAXES	1,255,000	1,255,000

Total liabilities	136,393,866	131,835,018

SHAREHOLDER’S DEFICIT
Common stock, $1 par, 5,000 shares authorized, issued, and outstanding	5,000	5,000
5.6% cumulative preferred stock, $1 par, 4,577,000 shares authorized, issued, and outstanding	4,577,000	4,577,000
Paid-in capital	(8,487,323)	(8,487,323)
Shareholder receivable	(223,709)	(223,709)
Accumulated deficit	(71,971,765)	(66,772,619)

Total shareholder’s deficit	(76,100,797)	(70,901,651)

Total liabilities and shareholder’s deficit	$60,293,069	$60,933,367

The accompanying notes are an integral part of these consolidated financial statements.

2

GOLF HOST RESORTS, INC. AND SUBSIDIARY

(a wholly owned subsidiary of Golf Hosts, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter ended June 30.		Six months ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)

REVENUES:
Resort facilities	$2,696,928	$2,537,629	$6,447,144	$6,613,206
Food and beverage	2,471,455	2,871,574	5,696,248	6,297,775
Golf	2,897,568	2,869,517	6,868,855	6,630,710
Other	1,369,718	1,189,196	2,864,688	2,620,929
	9,435,669	9,467,916	21,876,935	22,162,620
COST AND OPERATION EXPENSES:
Resort facilities	2,492,501	2,146,932	5,280,318	5,243,711
Food and beverage	2,061,601	2,041,635	4,378,596	4,301,900
Golf	1,977,147	1,747,929	3,850,192	3,453,462
Other	2,232,431	2,238,575	4,577,016	4,579,995
General and administrative	1,304,946	1,065,098	2,632,134	2,296,634
Depreciation and amortization	702,198	747,198	1,494,396	1,494,396
	10,770,824	9,987,367	22,212,652	21,370,098

OPERATING (LOSS)/INCOME	(1,335,155)	(519,451)	(335,717)	792,522

INTEREST EXPENSE, NET	2,351,421	2,338,834	4,735,275	4,568,293

LOSS BEFORE PREFERRED STOCK DIVIDEND	(3,686,576)	(2,858,285)	(5,070,992)	(3,775,771)

DIVIDEND REQUIREMENTS ON PREFERRED STOCK	64,077	64,077	128,154	128,154

LOSS ATTRIBUTABLE TO COMMON SHAREHOLDER	$(3,750,653)	$(2,922,362)	$(5,199,146)	$(3,903,925)

The accompanying notes are an integral part of these consolidated financial statements.

3

GOLF HOST RESORTS, INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S DEFICIT

(unaudited)

	$1 Par Value Common Stock		5.6% Cumulative Preferred Stock		Paid-In Capital	Shareholder’s Receivable	Accumulated Deficit	Total Shareholder’s Deficit

	Shares	Amount	Shares	Amount
Balance, December 31, 2003	5,000	$5,000	4,577,000	$4,577,000	$(8,487,323)	$(223,709)	$(66,772,619)	$(70,901,651)

Loss attributable to common shareholder (unaudited)	—	—	—	—	—	—	(5,199,146)	(5,199,146)

Balance, June 30, 2004	5,000	$5,000	4,577,000	$4,577,000	$(8,487,323)	$(223,709)	$(71,971,765)	$(76,100,797)

The accompanying notes are an integral part of these consolidated financial statements.

4

GOLF HOST RESORTS, INC. AND SUBSIDIARY

(a wholly owned subsidiary of Golf Hosts, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

(unaudited)

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss before dividend requirements on preferred stock	$(5,070,992)	$(3,775,771)

Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	1,494,396	1,494,396
Provision for bad debts	54,052	(75,520)
Amortization of refurbishment costs	522,831	390,919
Gain on disposal of capital lease	—	(27,739)
Changes in operating working capital	3,737,343	2,807,375
Cash provided by operations	737,630	813,660

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in other assets	—	3,369
Purchases of property and equipment	(737,630)	(627,492)
Cash used in investing activities	(737,630)	(624,123)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of existing debt	—	(62,245)
Additional borrowings on existing debt	—	132,600
Cash used in financing activities	—	70,355

NET INCREASE IN CASH	—	259,892
CASH, BEGINNING OF PERIOD	—	—
CASH, END OF PERIOD	$—	$259,892

NONCASH FINANCING AND INVESTING ACTIVITIES:

The Company satisfied its preferred stock dividend liability to GHI through the intercompany account	$128,154	$128,154

The accompanying notes are an integral part of these consolidated financial statements.

5

GOLF HOST RESORTS, INC. AND SUBSIDIARY

(a wholly owned subsidiary of Golf Hosts, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(1)                 BASIS OF PRESENTATION

The financial statements for December 31, 2003 were prepared assuming the Company will continue as a going concern.  As discussed in the notes to consolidated financial statements on Form 10-K dated December 31, 2003, the Company has suffered recurring losses from operations, has negative working capital and has a shareholder’s deficit. These issues raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in the footnotes. Additionally, as described in Note 6 of the notes to consolidated financial statements on Form 10-K, the Company has defaulted under the terms of its debt agreement and Golf Host, Inc. (“GHI”) (the Company’s parent company) is a defendant to a class action lawsuit.  These financial statements do not include any adjustments that might result from the outcome of the uncertainties.

These financial statements and related notes are presented for interim periods in accordance with the requirements of Form 10-Q and, consequently, do not include all disclosures normally provided in the Company’s Annual Report on Form 10-K.  Accordingly, these financial statements and related notes should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

The accompanying consolidated balance sheets for June 30, 2004, and consolidated statements of operations and cash flows for the periods ended June 30, 2004 and 2003, are unaudited but reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  All such adjustments are of a normal recurring nature.  Certain reclassifications have been made to the June 30, 2003 financial statements to conform to June 30, 2004 presentation.

The Company’s business is seasonal.  Therefore, the results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the entire fiscal year.

2)                     INTANGIBLE ASSETS

The Company recorded at closing in 1997, a resort intangible asset of approximately $30,400,000.  This intangible related to the purchase of the Innisbrook Resort, which contained an existing rental pool agreement and a recently executed management agreement with Westin Hotels.  The intangible is being amortized over twenty years on a straight-line basis.  Amortization expense for all intangible assets was approximately $431,000 and $431,000 for the six months ended June 30, 2004 and June 30, 2003, respectively.

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During the six months ended June 30, 2004, the Company reviewed the carrying value of the intangible asset and determined that further impairment had not occurred.  Advance bookings and rental pool participation had stabilized from a historical perspective, and the pro-forma cash flows, based upon advance bookings indicate that no further deterioration in the carrying value needs to be recognized in 2004.

(3)                 DEBT

Debt consists of the following:

	June 30, 2004	December 31, 2003
Participating mortgage note at varying pay rates maturing in 2027 (in default)	$69,975,000	$69,975,000

$ 9,000,000 participating mortgage note credit facility maturing in 2007 (in default)	9,000,000	9,000,000

	78,975,000	78,975,000
Less current maturities	(78,975,000)	(78,975,000)

	$—	$—

(4)                 CONTINGENCIES

The Company, in the normal course of operations, is subject to claims and lawsuits.  The Company does not believe that the ultimate resolution of such matters will materially impair operations or have an adverse effect on the Company’s financial position and results of operations.

GHI was named as a defendant in a consolidated class action lawsuit (“class action lawsuit”) whereby the plaintiffs allege breaches of contract, including breaches in connection with the Rental Pool Master Lease Agreement.  The plaintiffs are seeking unspecified damages and declaratory judgment stating that the plaintiffs are entitled to participate in the rental pool if one exists, a limitation of the total number of club memberships and a limitation of golf course access to persons who are either condominium owners who are members, their accompanied guests, or guests of the resort.  Depositions of class members and others, including depositions of prior executives of the Company, have been taken and additional discovery remains.  The Court has postponed the previously scheduled trial date of February 3, 2003; a new trial date has not yet been set.  As of December 31, 2003, the Court had decertified the class and denied the plaintiffs’ subsequent motion to permit additional owners to intervene in the lawsuit.  In addition, the plaintiffs filed a complaint seeking to “pierce the corporate veil”.  The court dismissed the veil piercing complaint with prejudice.  The plaintiffs appealed the

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decertification of the class; the denial to intervene and the veil piercing dismissal to the Florida Court of Appeals, Second District.  The Court of Appeals has affirmed the lower court’s decertification of the class and has affirmed the lower court’s dismissal with prejudice of the veil piercing case.  On July 29, 2004, the Circuit Court for the Sixth Judicial Court entered an order granting defendant’s motion for summary judgment.  No decision on the intervention appeal has been made.  The Company does not believe the resolution of this matter will have a material adverse effect on the Company’s financial condition or results of operations.

The Company has recorded a liability and related asset in the approximate amount of $6,961,000, in recognition of the Master Lease Agreement refurbishment reimbursement program.  The liability will be settled in accordance with the terms of the agreement and the asset is being amortized on a straight line basis over the period from the time each phase of the refurbishment is placed is service through the completion of payment in 2009.  The amortization expense for the period ending June 30, 2004 and 2003 was approximately $523,000 and $391,000, respectively.

As noted in the Company’s 10-K filed as of December 31, 2003, the Company has defaulted on its primary mortgage with Golf Trust of America (“GTA”).  On July 15, 2004, the Company and GTA entered into a Settlement Agreement wherein the Resort property, three condominiums and a linen room located at the Innisbrook Resort, the acquired interest in common stock and operating units of GTA held by the parent and all rights, title and interests of the Company under existing contracts and agreements were transferred to GTA.  In addition, the Company provided a limited indemnity to defend and hold harmless GTA (and its affiliates) from and against any and all costs, liabilities, claims losses, judgments, or damages arising out of or in connection with the lawsuit know as the Class Action Lawsuit as well as liabilities accruing on or before the closing date relating to employee benefits and liabilities for contracts or agreements not disclosed by the Company to GTA.  In return, GTA delivered a duly executed release.

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RENTAL POOL LEASE OPERATION

The following unaudited financial statements of the Innisbrook Rental Pool Lease Operation (the “Rental Pool”) are for the quarters ended June 30, 2004 and 2003

The operation of the Rental Pool is tied closely to that of Golf Host Resorts, Inc. (the “Company”), and provides for distribution of a percentage of the Company’s room revenues, as defined in the Rental Pool Master Lease Agreements, to participating condominium owners (“Participants”).

The Innisbrook Rental Pool Operation is party to lease agreements with an affiliated entity, whose ability to continue as a going concern is in substantial doubt.

The operation of the Rental Pool is more fully discussed in Form 10-K for the fiscal year ended December 31, 2003 (file No. 2-64309).

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INNISBROOK RENTAL POOL LEASE OPERATION

BALANCE SHEETS

DISTRIBUTION FUND

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS

RECEIVABLE FROM GOLF HOST RESORTS, INC. FOR DISTRIBUTION	$975,210	$1,040,282
INTEREST RECEIVABLE FROM MAINTENANCE ESCROW FUND	4,654	6,489
	$979,864	$1,046,771

LIABILITIES AND PARTICIPANTS’ FUND BALANCES

DUE TO PARTICIPANTS FOR DISTRIBUTION	$725,395	$788,162
DUE TO MAINTENANCE ESCROW FUND	254,469	258,609
	$979,864	$1,046,771

MAINTENANCE ESCROW FUND

ASSETS

CASH AND CASH EQUIVALENTS	$125,623	$246,192
SHORT TERM INVESTMENTS	1,520,000	1,330,000
INVENTORY	4,494	535
RECEIVABLE FROM DISTRIBUTION FUND	254,469	258,609
INTEREST RECEIVABLE	4,716	15,858
	$1,909,302	$1,851,194

LIABILITIES AND PARTICIPANTS’ FUND BALANCES

ACCOUNTS PAYABLE	$3,542	$43,590
CONSTRUCTION RETAINAGE	5,344	5,389
INTEREST PAYABLE TO DISTRIBUTION FUND	4,654	6,489
CARPET CARE PAYABLE	18,796	4,137
PARTICIPANTS’ FUND BALANCES	1,876,966	1,791,589
	$1,909,302	$1,851,194

These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of the Rental Pool Operators, include all adjustments which are necessary for a fair presentation.

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INNISBROOK RENTAL POOL LEASE OPERATION

STATEMENTS OF OPERATIONS

FOR THE QUARTERS ENDED JUNE 30, 2004 AND 2003

DISTRIBUTION FUND

(unaudited)

	Current quarter		Year-to-Date
	2004	2003	2004	2003

GROSS REVENUES	$2,636,067	$2,485,774	$6,325,161	$6,498,035

DEDUCTIONS:
Agents’ commissions	122,967	82,033	271,597	260,468
Credit card fees	62,182	58,723	151,854	153,920
Audit fees	6,250	5,387	12,500	10,774
Uncollectable room rents	390	—	2,459	2,119
Linen replacements	16,877	21,290	74,679	74,197
Rental pool complimentary fees	1,183	654	2,634	1,629
	209,849	168,087	515,723	503,107

ADJUSTED GROSS REVENUES	2,426,218	2,317,687	5,809,438	5,994,928
MANAGEMENT FEE	(1,455,730)	(1,390,575)	(3,485,662)	(3,596,867)
GROSS INCOME DISTRIBUTION	970,488	927,112	2,323,776	2,398,061

ADJUSTMENTS TO GROSS INCOME DISTRIBUTION:
General pooled expense	(1,195)	(21)	(3,240)	(45)
Corporate complimentary occupancy fees	5,470	5,040	9,340	7,802
Interest expense	(3,183)	(3,183)	(6,366)	(6,366)
Gtd MLA guaranteed payment	—	—	—	1,592
Occupancy fees	(279,601)	(264,162)	(575,551)	(571,531)
Advisory Committee expenses	(43,585)	(54,143)	(94,503)	(101,537)
Life-safety reimbursement	—	(46,284)	—	(134,827)

NET INCOME DISTRIBUTION	648,394	564,359	1,653,456	1,593,149

ADJUSTMENTS TO NET INCOME DISTRIBUTION:
Occupancy fees	279,601	264,162	575,191	571,531
Hospitality suite fees	2,282	2,424	4,207	3,864
Westin Associate room fees	44,933	15,288	80,409	39,444
Interest	—	—	—	2,890

AMOUNT AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS	$975,210	$846,233	$2,313,263	$2,210,878

These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of the Rental Pool Operators, include all adjustments which are necessary for a fair presentation.

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INNISBROOK RENTAL POOL LEASE OPERATION

STATEMENTS OF CHANGES IN PARTICIPANTS’ FUND BALANCES

FOR THE QUARTERS ENDED JUNE 30, 2004 AND 2003

DISTRIBUTION FUND

(unaudited)

	Current Quarter		Year-to-date
	2004	2003	2004	2003

BALANCE, beginning of period	$—	$—	$—	$—

ADDITIONS:
Amount available for distribution	975,210	846,233	2,313,623	2,210,878
Interest received or receivable from Maintenance Escrow Fund	4,654	14,068	9,655	25,040

REDUCTIONS:
Amounts withheld for Maintenance Escrow Fund	(254,469)	(237,746)	(520,825)	(514,698)
Amounts accrued or paid to participants	(725,395)	(622,555)	(1,802,453)	(1,721,220)

BALANCE, end of period	$—	$—	$—	$—

MAINTENANCE ESCROW FUND

BALANCE, beginning of period	$1,831,463	$4,568,662	1,791,589	3,444,280

ADDITIONS:
Amounts withheld from occupancy fees	254,469	237,746	520,825	514,698
Interest earned	4,654	14,068	9,655	25,040
Charges to participants to establish or restore escrow balances	103,578	249,203	123,603	1,788,521

REDUCTIONS:
Maintenance charges	(261,606)	(188,829)	(472,699)	(438,815)
Refurbishment Phase II	—	(1,611,768)	—	(2,012,025)
Carpet care reserve deposit	(16,964)	(13,208)	(34,720)	(28,576)
Interest accrued or paid to Distribution Fund	(4,654)	(14,068)	(9,655)	(25,040)
Refunds to participants as prescribed by the master lease agreements	(33,974)	(161,819)	(51,632)	(188,096)

BALANCE, end of period	$1,876,966	$3,079,987	$1,876,966	$3,079,987

These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of the Rental Pool Operators, include all adjustments which are necessary for a fair presentation.

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